Exhibit 4.3

FORM OF MODIFICATION AND EXTENSION AGREEMENT

THIS MODIFICATION AND EXTENSION AGREEMENT ('Agreement') is executed as of the 22nd day of October, 2011, by and among _______ (‘Lender’) and Game Face Gaming, Inc., a Florida Corporation ('Company').

RECITALS

A. Game Face Gaming, Inc as Maker owes the sum of Twenty Five Thousand Dollars ($25,000)pursuant to that certain Promissory  Note dated February 22, 2011, a copy of which is attached hereto as Exhibit 'A' (hereinafter referred to as the 'Note').

B. The parties hereto are desirous of entering into this Extension Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, included but not limited to, the Recitals above, the parties hereto agree as follows:

1. Maturity Date Extension.

a. The Lender and Company agree that the maturity date of the Note ('Maturity' therein), is hereby extended from October 22, 2011 to December 1, 2011.

2. All other provisions of the original Note remain in effect.

Game Face Gaming, Inc.

Name_____________________

Felix Elinson

Title: CEO

Agreed and Accepted:

By:_______________________